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                                                              Exhibit 99.1

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 Coromed, Inc.

The undersigned hereby appoints as proxies, each with power of substitution, Dale B. Evans and Alice G. Fedory, and each of them, to represent and vote the stock of the undersigned at the Special Meeting of Stockholders of Coromed, Inc. (the "Company") on _________, 1997, at ____ a.m., and any adjournment or postponement thereof, with all the powers the undersigned would have if present in person, with respect to the following matter as described in the Proxy Statement and, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof:

1. Approval and adoption of the Agreement and Plan of Merger dated as of January 27, 1997 among Omnicare, Inc., Coromed Acquisition Corporation, Inc., Coromed, Inc. and the Stockholders named therein and the merger to be effected thereby and all related transactions.

    FOR  [ ]                AGAINST  [ ]                  ABSTAIN  [ ]

2.  To transact such other business as may properly come before the meeting.

If no direction is made, this Proxy will be voted FOR the listed proposal.

    (Continued and to be marked, dated and signed on the reverse side)


Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, or trustee please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                        Dated ____________________, 1997


                                        --------------------------------
                                                  (Signature)


                                        --------------------------------
                                           (Signature if held jointly)


    PLEASE SIGN AND MAIL PROMPTLY. The Board of Directors recommends a vote FOR the listed proposal.